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                                                               Exhibit 10.5(d)

                              Centra Software, Inc.
                               430 Bedford Street
                         Lexington, Massachusetts 02173

                                  May 27, 1999


To:  Steven Lesser

Re:  AMENDMENT OF INCENTIVE STOCK OPTION AND/OR STOCK RESTRICTION AGREEMENT

Dear Steve:

         The purpose of this letter is to set forth our agreement regarding the following agreement and/or stock option(s) between Centra Software, Inc. ("the Company") and you in effect on the date hereof, as follows:

         1. IDENTIFICATION OF AGREEMENT AND/OR OPTION(S). This agreement amends the following (delete inapplicable provisions and complete applicable provisions):

         - Stock restriction agreement between the Company and you dated April 12, 1999 (the "Stock Restriction Agreement").

         - The following stock options (the "Option(s)") granted by the Company to you pursuant to the Company's 1995 Stock Plan:
                  None.


                                          MAXIMUM NUMBER OF SHARES FOR
          DATE OF GRANT                    WHICH OPTION IS EXERCISABLE


         2. DEFINITION OF "CHANGE OF CONTROL". As used in this agreement "Change of Control" shall mean any (i) merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (ii) sale of all or substantially all the assets of the Company or (iii) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 80% of the voting power of the voting securities of the Company.

         3. ACCELERATION OF VESTING. Upon the occurrence of a Change of Control, notwithstanding any contrary or inconsistent provision of the Stock Restriction Agreement and/or the Option(s), fifty percent (50%) of the unvested portion of each of the Option(s) shall become

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fully-exercisable and fifty percent (50%) of the option of the Company to repurchase the unvested stock of the Company pursuant to the Stock Restriction Agreement shall terminate.

                  The Stock Restriction Agreement and/or the Option(s) shall otherwise remain unaffected by a Change of Control.

         4. POOLING. If it is determined in good faith by the Company's independent public accountants, or those of any other business organization with which the Company proposes to effect a business combination that would effect a Change of Control, that the enforcement of the provisions of this agreement would preclude accounting for the proposed business combination as a pooling of interests, and the Company intends to enter into such proposed business combination but for preclusion of such accounting treatment, then this agreement shall be null and void.

         5. FUTURE OPTION GRANTS, ETC. The provisions of Sections 2-4 hereof shall also apply to any stock options granted to, or restricted stock purchased by, you after the date hereof unless otherwise expressly stipulated in writing by the Company at the time of grant or purchase.


                                  CENTRA SOFTWARE, INC.



                                  By: /s/ LEON NAVICKAS
                                      ------------------------------------------
                                       duly authorized by the Board of Directors



Accepted and agreed to:



/s/ STEVEN LESSER
--------------------------
Steven Lesser


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